Seventh Amendment To Credit Agreement
This Seventh Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of April 21, 2015, by and among FCStone Merchant Services, LLC, a Delaware limited liability company (the “Borrower”), INTL FCStone Inc., as Guarantor, the financial institutions party to this Amendment, as lenders (the “Lenders”), and Bank of Montreal, Chicago Branch, as administrative agent (the “Administrative Agent”).
Preliminary Statements
A.    The Borrower, the Guarantor, the Lenders and the Administrative Agent entered into a certain Credit Agreement dated as of August 10, 2012, as amended (the “Credit Agreement”). The Borrower and the Administrative Agent also entered into that certain Security Agreement dated as of August 10, 2012 (the “Security Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Borrower has requested that the Lenders make certain amendments to the Credit Agreement and the Security Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments to the Credit Agreement.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1    The following defined term appearing in Section 1.2(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:
“LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made as part of such Borrowing; provided that, in no event shall LIBOR with respect to any Eurodollar Loan for any Interest Period be less than 0.00% per annum.
1.2.    The following defined terms appearing in Section 5.1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:
“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $40,000,000 as of April 22, 2015.
“Termination Date” means May 1, 2016, or such earlier date on which the Commitments are terminated in whole pursuant to Section 1.10, 9.2 or 9.3 hereof.
1.3.    Schedule 1 of the Credit Agreement shall be amended and restated in the form of Schedule 1 attached hereto.

Section 2.	Conditions Precedent.
This Amendment shall become effective upon satisfaction of all of the following conditions precedent:
2.1.    The Borrower, the Guarantor, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.
2.2.    If requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.8 of the Credit Agreement.
2.3.    The Administrative Agent shall have received copies of the Borrower’s and each Guarantor’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary.
2.4.    The Administrative Agent shall have received copies of resolutions of the Borrower’s and each Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower’s and each Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary.
2.5    The Administrative Agent shall have received copies of the certificates of good standing for the Borrower and each Guarantor (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization.
2.6.    The Administrative Agent shall have received the favorable written opinion of counsel to the Borrower and each Guarantor, in form and substance satisfactory to the Administrative Agent.
2.7.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 3.	Representations.
In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent and the Lenders that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except to the extent that such representations and warranties relate to an earlier date) and (b) it is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4.	Miscellaneous.
4.1.    The Borrower heretofore executed and delivered to the Administrative Agent the Security Agreement and certain other Collateral Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.
4.2.    Except as specifically amended herein, the Credit Agreement, including without limitation the Guarantees set forth in Section 12 thereof, shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
4.3.    The Borrower agrees to pay on demand all out of pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.
4.4.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.
[Remainder Left Intentionally Omitted]

This Seventh Amendment to Credit Agreement is entered into as of the date and year first above written.
“Borrower”
FCStone Merchant Services, LLC
By         David C. Smoldt
Name David C. Smoldt
Title     Chief Executive Officer
By         Bruce Fields
Name Bruce Fields
Title     Group Treasurer - INTL FCStone Inc.
“Guarantor”

INTL FCStone Inc.
By         Sean O'Connor
Name     Sean O' Connor
Title     Chief Executive Officer
By         Bruce Fields
Name Bruce Fields
Title     Group Treasurer - INTL FCStone Inc.

Accepted and agreed to.
Bank of Montreal, Chicago Branch, as Administrative Agent and a Lender
By         Scott M. Ferris
Name Scott M. Ferris
Title     Managing Director

CoBank, ACB, as a Lender
By         Deino Sather
Name Deino Sather
Title     Regional Vice President